UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 503-9095

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2024, Adicet Bio, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC and Guggenheim Securities, LLC, as representatives of the several underwriters listed on Schedule A thereto (the “Underwriters”), related to an underwritten public offering (the “Offering”) of 27,054,667 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and, in lieu of Common Stock to an investor, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 8,445,333 shares of Common Stock (the “Warrant Shares”). The Shares are being sold at a public offering price of $2.40 per share and the Pre-Funded Warrants are being sold at a public offering price of $2.3999 per underlying share, which represents the per share public offering price of each share of common stock minus the $0.0001 per share exercise price for each pre-funded warrant. The purchase price to be paid by the Underwriters to the Company will be $2.256 per Share and $2.2559 per Pre-Funded Warrant, representing a discount to the Underwriters of 6.0%. In addition, the Company granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 5,325,000 shares of Common Stock. On January 23, 2024, the Underwriters exercised this option in full. The Company estimates net proceeds from the Offering, after deducting the underwriting discount and commissions and other estimated offering expenses, will be approximately $91.8 million. The Company may receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants. The Offering is expected to close on January 25, 2024.

Each Pre-Funded Warrant has an exercise price of $0.0001 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. Each Pre-Funded Warrant is exercisable from the date of issuance by means of a cashless exercise. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99%.

In addition, in certain circumstances, upon a fundamental transaction, a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Pre-Funded Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-263587), filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2022, as amended, and declared effective by the Commission on May 9, 2022, as supplemented by a final prospectus supplement, dated January 22, 2024 and filed with the Commission on January 24, 2024 (the “Prospectus Supplement”). This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the shares of Common Stock or the Pre-Funded Warrants.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing description of certain terms of the form of Pre-Funded Warrant does not purport to be a complete statement of the rights and obligations of the parties thereto and the transactions contemplated thereby, and is qualified in its entirety by reference to the form of Pre-Funded Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Goodwin Procter LLP, relating to the legality of the issuance and sale of the shares of Common Stock and the Pre-Funded Warrants in this Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

In connection with the Offering, on January 22, 2024, the Company filed a preliminary prospectus supplement, which contained certain information regarding the Company’s results of operations or financial condition for the year ended December 31, 2023. As disclosed in the preliminary prospectus supplement, as of December 31, 2023, the Company had $159.7 million of cash and cash equivalents.

This financial data as of December 31, 2023 is preliminary and may change, and is based on information available to management as of the filing date of the Prospectus Supplement and is subject to completion by management of the Company’s financial statements as of and for the fiscal quarter and year ended December 31, 2023. There can be no assurance that the Company’s final cash position as of December 31, 2023 will not differ from these estimates, including as a result of review adjustments and any such changes could be material. This preliminary estimate has been prepared by, and is the responsibility of, the Company’s management and is based on a number of assumptions. The Company’s independent registered public accountants have not audited, reviewed, compiled or performed any procedures with respect to such preliminary financial data as of and for the three months and the year ended December 31, 2023 and accordingly do not express an opinion or any other form of assurance with respect to this preliminary amount. These results could change as a result of further review. Complete results will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The information under Item 2.02 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On January 22, 2024, the Company issued a press release announcing the Offering. On January 22, 2024, the Company issued a press release announcing that it had priced the Offering. A copy of both press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

As disclosed in the Prospectus Supplement, as of December 31, 2023, the Company had $159.7 million of cash and cash equivalents. Since September 30, 2023, the Company has sold an aggregate of 6,350,000 shares of Common Stock in a series of “at-the-market” offerings in accordance with the Capital On Demand™ Sales Agreement, by and between the Company and JonesTrading Institutional Services, LLC, as sales agent, at an average price of $3.13 per share, resulting in aggregate net proceeds of approximately $19.3 million, after deducting sales agent commissions, but before deducting any expenses related to such sales.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the Offering. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements, such as those related to the anticipated closing of the Offering and the potential exercise of the Pre-Funded Warrants, are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith, including, without limitation, uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in the Company’s most recent annual report on Form 10-K and its periodic reports on Form 10-Q and Form 8-K filed with the Commission, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Commission, including those contained or incorporated by reference in the Prospectus Supplement and accompanying prospectus related to the Offering filed with the Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of January 22, 2024, by and among the Company and Jefferies LLC and Guggenheim Securities, LLC, as representatives of the several underwriters listed on Schedule A thereto

4.1	Form of Pre-Funded Warrant
5.1	Opinion of Goodwin Procter LLP regarding the issue of Common Stock being registered
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press release announcing the Offering, dated January 22, 2024
99.2	Press release announcing the pricing of the Offering, dated January 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADICET BIO, INC.

Date: January 24, 2024	By:	/s/ Nick Harvey
	Name:	Nick Harvey
	Title:	Chief Financial Officer